UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2015, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), T N S, Inc., an Illinois corporation and a wholly-owned subsidiary of the Company (“T N S”), Integration Partners-NY Corporation, a New Jersey corporation and a wholly-owned subsidiary of the Company (“Integration Partner”), ADEX Corporation, a New York corporation and a wholly-owned subsidiary of the Company (“ADEX”), AW Solutions, Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“AW Solutions”, together with ADEX, Integration Partners, T N S and the Company, jointly and severally, “Seller”), entered into a Sale of Accounts and Security Agreement (the “Sale of Accounts and Security Agreement”) with Faunus Group International, Inc., a Delaware corporation (“FGI”), to establish a sale of accounts facility (the “FGI Facility”). The Sale of Accounts and Security Agreement has an initial thirty six (36) month term (the “Original Term”) and shall be extended automatically for an additional thirty six (36) months for each succeeding term unless written notice of termination is given by either party at least sixty (60) days prior to the end of the Original Term or any extension thereof. Certain of the Company’s affiliates also entered into a Guaranty Agreement (the “Guaranty Agreement”) to guaranty the performance of the obligations under the Sale of Accounts and Security Agreement. The Seller also granted FGI a security interest in and lien upon all of Sellers’s right, title and interest in and to all of the Collateral (as defined in the Sale of Accounts and Security Agreement).

Pursuant to the FGI Facility, FGI can elect to purchase all of Seller’s right, title and interest in and to certain eligible accounts (“Purchased Accounts”). The interest rate on advances or borrowings under the FGI Facility will be the greater of (i) 5.5% per annum or (ii) 2.50% above the Base Rate as the case may be (which as of the date hereof is based upon the Prime Rate for any day as found in the Wall Street Journal, Interactive Edition).

Sellers also agreed to pay to FGI monthly collateral management fees of 0.54% per month of the original face amount of each Purchased Account for the period commencing upon the invoice date with respect to such Purchased Account while such Purchased Account is open on FGI’s books. Additionally, Sellers paid FGI a one-time closing fee equal to 1% of the FGI Facility upon entry into the Sale of Accounts and Security Agreement.

The Sale of Accounts and Security Agreement includes customary representations and warranties and default provisions for transactions of this type, and is subject to customary closing conditions.

The foregoing description of the material terms of the Sale and Security Agreement and Guaranty Agreements is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1

Sale of Accounts and Security Agreement, by and among InterCloud Systems, Inc., T N S, Inc., Integration Partners-NY Corporation, ADEX Corporation, AW Solutions, Inc. and Faunus Group International, Inc.

10.2	Guaranty Agreement, made by RentVM, Inc., ADEX Puerto Rico, LLC, ADEXCOMM Corporation, Tropical Communications, Inc., AW Solutions Puerto Rico, LLC, Rives-Monteiro Leasing, LLC and Rives-Monteiro Engineering, LLC in favor of Faunus Group International, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: March 26, 2015	By:	/s/ Timothy A. Larkin
Timothy A. Larkin Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Sale of Accounts and Security Agreement, by and among InterCloud Systems, Inc., T N S, Inc., Integration Partners-NY Corporation, ADEX Corporation, AW Solutions, Inc. and Faunus Group International, Inc.

10.2	Guaranty Agreement, made by RentVM, Inc., ADEX Puerto Rico, LLC, ADEXCOMM Corporation, Tropical Communications, Inc., AW Solutions Puerto Rico, LLC, Rives-Monteiro Leasing, LLC and Rives-Monteiro Engineering, LLC in favor of Faunus Group International, Inc.

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